Exhibit r

TRIPLEPOINT VENTURE GROWTH BDC CORP.
AND
TPVG ADVISERS LLC

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

This Code of Ethics (the “Code”) has been adopted by the Board of Directors of TriplePoint Venture Growth BDC Corp. (the “Company”) and TPVG Advisers LLC, investment adviser to the Company (the “Adviser”), in accordance with Rule 17j-l(c) under the Investment Company Act of 1940, as amended (the “1940 Act”).  Rule 17j-1 generally describes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by business development companies if effected by access persons of such companies.  The Company and Adviser recognize the importance of high ethical standards in the conduct of their business and require that this Code be observed by each Access Person (as defined below in Section II).  All directors, managers, partners, officers and employees of the Company or Adviser and any employee of any company in a control relationship with the Company or Adviser who is associated with Company or Adviser by virtue of his or her performance of functions for and on behalf of the Company or Adviser (collectively, “Associated Persons”) are hereby directed to read this Code carefully, retain it for future reference and abide by the rules and policies set forth herein.

While compliance with the provisions of this Code is anticipated, Access Persons should be aware that in response to any violations, the Company and the Adviser will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person.  Technical compliance with the procedures of this Code will not automatically insulate from scrutiny trades or transactions that show a pattern of abuse of an individual’s fiduciary duties(1) to the Company.

The purpose of this Code is to reflect the following:  (1) the duty at all times to place the interests of shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and (3) the fundamental standard that business development company personnel should not take inappropriate advantage of their positions.

SECTION I:  STATEMENT OF PURPOSE AND APPLICABILITY

(A)                               Statement of Purpose.  It is the policy of the Company and Adviser that no affiliated person of the Company shall, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by the Company,

(1)                                 Employ any device, scheme or artifice to defraud the Company;

(1)        A fiduciary duty is a duty to act for someone else’s (i.e., the Company’s shareholders) benefit, while subordinating one’s personal interests to that of the other person.  It is the highest standard of duty imposed by law.

(2)                                 Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading;

(3)                                 Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

(4)                                 Engage in any manipulative practice with respect to the Company.

(B)                               Scope of the Code.  In order to prevent Access Persons from engaging in any of these prohibited acts, practices or courses of business, the Board has adopted this Code.

SECTION II:  DEFINITIONS

(A)                               “Access Person” means any director, officer, or “Advisory Person” of the Company or the Adviser.

(B)                               “Access Person of an Affiliated Underwriter” shall mean any director, officer or general partner of an Affiliated Underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Company for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Company regarding the purchase or sale of Covered Securities.

(C)                               “Advisory Person” of the Company or Adviser means:  (i) any director, officer or employee of the Company or the Adviser or of any company in a control relationship to the Company or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company or the Adviser with regard to the purchase or sale of a “Covered Security” by the Company.

(D)                               “Affiliated Underwriter” shall mean any principal underwriter of the Company that (i) is an affiliated person, as such term is defined in Section 2(a)(3) of the 1940 Act, of the Company or the Adviser or (ii) has an officer, director or general partner who serves as an officer, director or general partner of the Company or the Adviser.

(E)                                “Beneficial Interest” includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice.  A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

(F)                                 “Beneficial Ownership” shall be determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person holds or acquires.  Rule 16a-1(a)(2) provides that the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security.  Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

(G)                               “Chief Compliance Officer” shall mean the Chief Compliance Officer of the Company (who also may serve as the compliance officer of the Adviser and/or one or more affiliates of the Adviser).

(H)                              “Control” shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

(I)                                   “Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include (i):  direct obligations of the Government of the United States; (ii) banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; and (iii) shares issued by registered open-end investment companies (i.e., mutual funds); however, exchange traded funds structured as unit investment trusts or open-end funds are considered “Covered Securities.”  References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

(J)                                   “Independent Director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

(K)                              “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

(L)                                “Investment Personnel” means:  (i) any employee of the Company or the Adviser (or of any company in a control relationship to the Company or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and (ii) any natural person who controls the Company or the Adviser and who obtains information concerning recommendations regarding the purchase or sale of securities by the Company.

(M)                            “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

SECTION III:  STANDARDS OF CONDUCT

(A)                               General Requirements.

(1)                                 No Associated Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company or the Adviser, or affiliates of the Company or the Adviser, in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed to the Company or its shareholders.

(2)                                 Any Associated Person recommending or authorizing the purchase or sale of a Covered Security by the Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in, or Beneficial Ownership of, such Covered Security or the issuer thereof.

(3)                                 No Associated Person shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the Company or the Adviser, without obtaining prior written approval from the Designated Officer, or such person or persons as these individuals may designate to act on their behalf.  Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:

(a)                                 when there is a public report containing the same information;

(b)                                 when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates or the Adviser and its affiliates;

(c)                                  when such information is reported to directors of the Company or the managers of the Adviser; or

(d)                                 in the ordinary course of his or her duties on behalf of the Company.

(4)                                 All personal securities transactions by Associated Persons should be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual’s position of trust and responsibility within the Company or the Adviser.

(B)                               Prohibited Transactions and Activities.

(1)                                 General Prohibition.  Other than securities purchased or acquired by a fund affiliated with the Company and pursuant to an exemptive order under Section 57(i) of the 1940 Act permitting certain types of co-investments, an Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect

Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that:

(a)                                 the Company has purchased or sold the Covered Security within the last 15 calendar days, or is purchasing or selling or intends to purchase or sell the Covered Security in the next 15 calendar days; or

(b)                                 the Adviser has within the last 15 calendar days considered purchasing or selling the Covered Security for the Company or within the next 15 calendar days intends to consider purchasing or selling the Covered Security for the Company.

(2)                                 Initial Public Offerings and Limited Offerings.  Investment Personnel of the Company or the Adviser must obtain approval from the Company or the Adviser, as the case may be, before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering, except when such securities are acquired by a fund affiliated with the Company and pursuant to an exemptive order under Section 57(i) of the 1940 Act permitting certain types of co-investments. Such approval must be obtained from the Chief Compliance Officer, unless he is the person seeking such approval, in which case such approval must be obtained from the Chief Executive Officer of the Company or the Adviser.

(3)                                 Disclosure of Beneficial Ownership.  No Access Person shall recommend any transaction in any Covered Securities by the Company without having disclosed to the Chief Compliance Officer his or her interest, if any, in such Covered Securities or the issuer thereof, including: the Access Person’s Beneficial Ownership of any Covered Securities of such issuer, except when such securities transactions are to be made by a fund affiliated with the Company and pursuant to an exemptive order under Section 57(i) of the Act permitting certain types of co-investments; any contemplated transaction by the Access Person in such Covered Securities; any position the Access Person has with such issuer; and any present or proposed business relationship between such issuer and the Access Person (or a party which the Access Person has a significant interest).

(4)                                 Blackout Trading Restriction.  No Investment Personnel shall execute a securities transaction in any security that the Company owns or is considering for purchase or sale.

(5)                                 Company Acquisition of Shares in Companies that Investment Personnel Hold Through Limited Offerings.  Investment Personnel who have been authorized to acquire securities in a Limited Offering must disclose (on Form F) that investment to the Designated Officer when they are involved in the Company’s or the Adviser’s subsequent consideration of an investment in the issuer, and the Company’s decision to purchase such securities (or the Adviser’s decision to purchase such securities on behalf of the Company) must be independently reviewed by Investment Personnel with no personal interest in that issuer.

(6)                                 Gifts.  No Access Person may accept, directly or indirectly, any gift, favor, or service of more than a de minimis value (e.g., $100) from any person with whom he or she transacts business on behalf of the Company.

(7)                                 Service as Director.  No Access Person shall serve on the board of directors of a portfolio company of the Company or, if the Company invests in Covered Securities other than interests in private investment funds, a publicly traded company without prior written authorization of the Designated Officer based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.  Advance notice of any such intent should be given so the Company or the Adviser may take such action concerning potential conflicts of interests as deemed appropriate by management.  Form F can be used to disclose any intent to serve as a board director of a portfolio company of the Company or a publicly traded company.

(C)                               Exempted Transactions.

(1)                                 The prohibitions of Section III(B)(1), (2) and (4) of this Code shall not apply to:

(a)                                 Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

(b)                                 Transactions in open-end mutual funds, including money market funds purchased or sold directly through the fund or its transfer agent.

(c)                                  Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend or distribution reinvestment program or employee stock option plan (this exception does not apply to optional cash purchases).

(d)                                 U.S. Government Securities purchased directly from the U.S. Government.

(e)                                  Bank certificates of deposits purchased directly from a bank.

(f)                                   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(g)                                  Purchases or sales which are non-volitional on the part of either the Access Person, the Company or the Adviser.

SECTION IV:  PROCEDURES TO IMPLEMENT CODE OF ETHICS

The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Company in preventing, detecting, and imposing sanctions for violations of this Code.  Every Access Person must follow these procedures.  Questions regarding these procedures should be directed to the Designated Officer.

(A)                               Applicability.  All Access Persons are subject to the reporting requirements set forth in Section IV(B) except:

(1)                                 with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control;

(2)                                 an Independent Director, who would be required to make a report solely by reason of being a Director, need not make:  (1) an initial holdings or an annual holdings report; and (2) a quarterly transaction report, unless the Independent Director knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately before or after such Independent Director’s transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or the Adviser considered purchasing or selling the Covered Security.

(3)                                 an Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker account statements received by the Company with respect to the Access Person in the time required by subsection (B)(2) of this Section IV, if all of the information required by subsection (B)(2) of this Section IV is contained in the broker account statements, or in the records of the Company, as specified in subsection (B)(5) of this Section IV.

(B)                               Report Types.

(1)                                 Initial Accounts and Holdings Report.  An Access Person must file an initial report not later than 10 days after that person became an Access Person.  The initial report (which must be current as of a date no more than 30 days prior to the date the person becomes an Access Person) must:  (a) contain the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (b) identify any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (c) indicate the date that the report is filed with the Designated Person.  A form of such report, which is hereinafter called an “Initial Accounts and Holdings Report,” is attached hereto as Form B.

(2)                                 Quarterly Accounts and Transaction Report.  An Access Person must file a quarterly accounts and transaction report not later than 30 days after the end of a calendar quarter.

(a)                                 With respect to any transaction made during the reporting quarter in a Covered Security in which such Access Person had any Beneficial Ownership, the quarterly accounts and transaction report must contain:  (i) the transaction date, title, interest date and maturity date (if applicable), the number of shares and the principal amount of each Covered Security; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the Covered Security at which the transaction was effected; (iv) the name of the broker, dealer or bank through which the transaction was effected; and (v) the date that the report is submitted by the Access Person.  A form of such report, which is hereinafter called a “Quarterly Accounts and Transaction Report,” is attached hereto as Form C.

(b)                                 With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Accounts and Transaction Report must contain:  (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the date the account was established; and (iii) the date that the report is submitted by the Access Person.

(3)                                 Annual Accounts and Holdings Report.  An Access Person must file an annual accounts and holdings report not later than 45 days after the end of a fiscal year.  The annual report must contain the following information (which information must be current as of a date no more than 30 days before the report is submitted):  (a) the title, number of shares, and principal amount of each Covered Security in which the Access Person had any Beneficial Ownership; (b) the name of any broker, dealer or bank in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and (c) the date the report is submitted.  A form of such report, which is hereinafter called an “Annual Accounts and Holdings Report,” is attached hereto as Form D.

(4)                                 Access Person of an Affiliated Underwriter.  Any Access Person of an Affiliated Underwriter shall also submit the reports described in subsections (B)(1), B(2) and (B)(3) of this Section IV.  The Designated Officer or appropriate management personnel will notify any Access Person of an Affiliated Underwriter of his or her obligation to file such reports.

(5)                                 Account Statements.  In lieu of providing a Quarterly Accounts and Transaction Report, an Access Person may direct his or her broker to provide to the Designated Officer copies of periodic statements for all investment accounts in which they have Beneficial Ownership that provide the information required in Quarterly Accounts and Transaction Reports, as set forth above.

(6)                                 Company Reports.  No less frequently than annually, the Company, the Adviser and any Affiliated Underwriter must furnish to the Board, and the Board must consider, a written report that:

(a)                                 describes any issues arising under the Code or procedures since the last report to the Board, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(b)                                 certifies that the Company, the Adviser and any Affiliated Underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(C)                               Disclaimer of Beneficial Ownership.  Any report required under this Section IV may contain a statement that the report shall not be construed as an admission by the person making such report or submitting such duplicate account statement that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(D)                               Review of Reports.  The reports required to be submitted under this Section IV shall be delivered to the Chief Compliance Officer.  Pursuant to Section VI (B)(4), the Chief Compliance Officer shall review such reports to determine whether any transactions recorded therein constitute a violation of the Code.  Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material.

(E)                                Acknowledgment and Certification.  Upon becoming an Access Person and annually thereafter, all Access Persons shall sign an acknowledgment and certification of their receipt of and intent to comply with this Code in the form attached hereto as Form A and return it to the Designated Officer.  Each Access Person must also certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code.  In addition, each access person must certify annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

(F)                                 Obligation to Report a Violation.  Every Access Person who becomes aware of a violation or potential violation of this Code by any person must report it to the Designated Officer, who shall report it to appropriate management personnel.  The management personnel will take such disciplinary action that they consider appropriate under the circumstances.  In the case of officers or other employees of the Company or the Adviser, such action may include removal from office.  If the management personnel consider disciplinary action against any person, they will cause notice thereof to be given to that person and provide to that person the opportunity to be heard.  The Board or the board of the Adviser will be notified, in a timely manner, of remedial action taken with respect to violations of the Code.

(G)                               Confidentiality.  All reports of Covered Securities transactions, duplicate confirmations, account statements and other information filed with the Company or the Adviser or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC or otherwise to comply with applicable law or the order of a court of competent jurisdiction.

SECTION V:  SANCTIONS

Upon determination that a violation of this Code has occurred, appropriate management personnel of the Company or the Adviser may impose such sanctions as they deem appropriate, including, but not limited to, a letter of censure, suspension with or without pay, or termination of the employment of the violator.  All violations of this Code and any sanctions imposed with respect thereto shall be reported in a timely manner to the Board.

Any profits realized on personal transactions in violation of this Code must be disgorged in a manner directed by appropriate management personnel of the Company or the Adviser.

SECTION VI:  ADMINISTRATION OF CODE

(A)                               The administration of this Code shall be the responsibility of the Chief Compliance Officer.

(B)                               The duties of the Chief Compliance Officer are as follows:

(1)                                 Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are officers or employees of the Adviser or of any company that controls the Adviser, and informing all Access Persons of their reporting obligations hereunder;

(2)                                 On an annual basis providing all Associated Persons copies of this Code and informing such persons of their duties and obligations hereunder including any supplemental training that may be required from time to time;

(3)                                 Maintaining or supervising the maintenance of all records and reports required by this Code;

(4)                                 Reviewing all Initial Accounts and Holdings Reports, Annual Accounts and Holdings Reports and Quarterly Accounts and Transaction Reports;

(5)                                 Preparing listings of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Accounts and Transaction Reports and reviewing such transactions against a listing of all transactions effected by the Company;

(6)                                 Issuance either personally or with the assistance of counsel, as may be appropriate, of any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1 and this Code;

(7)                                 Conduct such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board; and

(8)                                 Submission of a report to the Board, no less frequently than annually, a written report that describes any issues arising under the Code since the last such report, including but not limited to the information described in Section IV (B)(6).

(C)                               The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place at the principal place of business of the Company or the Adviser, as appropriate, the following records and must make these records available to the Securities and Exchange Commission at any time and from time to time for reasonable periodic, special or other examinations:

(1)                                 A copy of all codes of ethics adopted by the Company or the Adviser and its Affiliated Underwriters, if any, as the case may be, pursuant to Rule 17j-1 that have been in effect at any time during the past five (5) years;

(2)                                 A record of each violation of such codes of ethics and of any action taken as a result of such violation for at least five (5) years after the end of the fiscal year in which the violation occurs;

(3)                                 A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule 17j-1 and this Code of Ethics, or who are or were responsible for reviewing such reports;

(4)                                 A copy of each report made by an Access Person, or any information provided in lieu of the reports under Section IV (A)(3), for at least two (2) years after the end of the fiscal year in which the report is made, and for an additional three (3) years in a place that need not be easily accessible;

(5)                                 A copy of each report required by Section IV (B)(6) for at least two (2) years after the end of the fiscal year in which it is made, and for an additional three (3) years in a place that need not be easily accessible;

(6)                                 A copy of each further report made by the Chief Compliance Officer to the board of directors for two (2) years from the end of the fiscal year of the Company in which such report is made or issued and for an additional three (3) years in a place that need not be easily accessible; and

(7)                                 A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or Limited Offering for at least five (5) years after the end of the fiscal year in which the approval is granted.

SECTION VII:  AMENDMENTS

(A)                               Any material change to this Code must be approved by the Board, including a majority of the Independent Directors, within six months after such material change has been adopted. Further:

(1)                                 Any approval of a material change to this Code by the Board must be based on a determination that the amended Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the 1940 Act; and

(2)                                 Prior to the approval of any amendments to this Code, the Fund or Adviser will provide the Board with a certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

(B)                               Any Affiliated Underwriter must adopt a written code of ethics that contains provisions reasonably necessary to comply with Rule 17j-1 of the 1940 Act.  Any material change to such Affiliated Underwriter’s code of ethics must be approved by the Board in the manner prescribed under Section VI(A) of this Code.

Adopted [•], 2014

TRIPLEPOINT VENTURE GROWTH BDC CORP.
AND
TPVG ADVISERS LLC

Form A to the
Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940

ACKNOWLEDGMENT AND CERTIFICATION

I acknowledge receipt of the Code of Ethics of TriplePoint Venture Growth BDC Corp.  I have read and understand such Code of Ethics and agree to be governed by it at all times.  Further, if I have been subject to the Code of Ethics during the preceding year, I certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

(signature)

(please print name)

Date:

TRIPLEPOINT VENTURE GROWTH BDC CORP.
AND
TPVG ADVISERS LLC

Form B to the
Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940

Confidential List of Initial Accounts and Securities Holdings

I hereby certify that the following is a complete listing of all securities(2) (other than open-end mutual funds and other exempt securities as described in Section III(C) of the Code) beneficially owned (as described in II(D) of the Code) by me as of the date hereof.

Name of Security	Type of Security	Number of Shares or Principal Value of Bonds	Year Acquired	Broker / Dealer / Bank

(Use additional sheets if necessary)

Signature

Date

(2)        Note: The term “securities” includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc.  Failure to fully disclose all securities will be considered a violation of the Code.

TRIPLEPOINT VENTURE GROWTH BDC CORP.
AND
TPVG ADVISERS LLC

Form C to the
Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940

Quarterly Accounts and Securities Transaction Confidential Report

Calendar quarter ended: (Circle & Complete One)	March 31,	June 30,
	September 30,	December 31,

This report is submitted by                                                                        (print name).

I certify that the transactions listed below are the only transactions effected in securities(3) of which I had Beneficial Ownership, as defined in Section II(D) of the Code, during the calendar quarter noted above.

Date of Transaction	Type of Transaction	Title of Security(4)	Number of Shares	Principal Amount	Price	Broker/ Dealer / Bank

P = Purchase	(Use additional sheets if necessary)
S = Sale
E = Exercise of Option

(Form C continued on next page)

(3)        Note: The term “securities” includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc.  Failure to fully disclose all securities will be considered a violation of the Code.

(4)        If applicable, please include the exchange ticker symbol or CUSIP number of such security.

I hereby certify that the accounts listed below are the only accounts established (in which any securities(5) were held for my direct or indirect benefit) during the calendar quarter noted above.

Broker / Dealer / Bank	Date Account Established

(Use additional sheets if necessary)

Signature

Date

(5)        Note: The term “securities” includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc.  Failure to fully disclose all securities will be considered a violation of the Code.

TRIPLEPOINT VENTURE GROWTH BDC CORP.
AND
TPVG ADVISERS LLC

Form D to the
Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940

Annual Accounts and Securities Holding Confidential Report for the Year Ended December 31,               .

This report is submitted by                                                                        (print name).

I certify that the transactions listed below are the only transactions effected in securities(6) of which I had Beneficial Ownership, as defined in Section II(D) of the Code, as of the year indicated above.

Title/Type of Security	Number of Shares	Principal Amount	Broker / Dealer / Bank

(Use additional sheets if necessary)

Signature

Date

(6)        Note:  The term “securities” includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc.  Failure to fully disclose all securities will be considered a violation of the Code.

TRIPLEPOINT VENTURE GROWTH BDC CORP.
AND
TPVG ADVISERS LLC

Form E to the
Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940

PERSONAL SECURITIES ACCOUNT INFORMATION

Name	Date

Securities Firm Name and Address	Account Number	Account Name(s)

I certify that the foregoing is a complete and accurate list of all securities accounts in which I have any Beneficial Ownership (as defined in Section II(D) of the Code).

Signature

TRIPLEPOINT VENTURE GROWTH BDC CORP.
AND
TPVG ADVISERS LLC

Form F to the
Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940

Confidential List of Other Regulated Activities

I hereby certify that the following is a list of transactions engaged in or proposed to be engaged in by me, as referred to in Sections III(B)(1)(d) and III(B)(4) of the Code:

Signature

Date